                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): FEBRUARY 21, 2000

                           AXYS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-22788                                22-2969941
         (Commission File Number)                     (IRS Employer
                                                    Identification No.)


                                 180 KIMBALL WAY
                          SOUTH SAN FRANCISCO, CA 94080
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (650) 829-1000

ITEM 5: OTHER EVENTS:

This Current Report on Form 8-K supplements the Current Report on Form 8-K filed by Axys Pharmaceuticals, Inc. (the "Company") on January 23, 1998 (the "Initial Form 8-K") in connection with the closing of the merger of the Company's wholly-owned subsidiary, Beagle Acquisition Sub, Inc. (the "Merger Sub"), and Sequana Therapeutics, Inc. ("Sequana") pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization by and between the Company, the Merger Sub and Sequana dated November 2, 1997.

In compliance with the reporting requirements of Items 2 and 7 of Form 8-K, the Initial Form 8-K described the relevant aspects of the transaction required by
Item 2 and filed financial statements of the business acquired required by Item 7 by incorporating by reference such financial statements as filed with the Securities and Exchange Commission (the "SEC") in Sequana's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997. The Initial Form 8-K filed pro forma financial information by incorporating by reference such pro forma financial information as filed with the SEC in the Registration Statement on Form S-4 (Registration No. 333-41205) on November 26, 1997.

Included herein are the financial statements of Sequana for the fiscal year ended December 31, 1997 filed to supplement the disclosure of the required financial statements with respect to the acquired business referred to above and in Item 2 of the Initial Form 8-K.

                        CONSOLIDATED FINANCIAL STATEMENTS


                           SEQUANA THERAPEUTICS, INC.


                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                       WITH REPORT OF INDEPENDENT AUDITORS

                           Sequana Therapeutics, Inc.

                        Consolidated Financial Statements

                     Years ended December 31, 1997 and 1996




                                    CONTENTS


Report of Independent Auditors........................................................ 5


Audited Consolidated Financial Statements

Consolidated Balance Sheets........................................................... 6
Consolidated Statements of Operations................................................. 7
Consolidated Statements of Shareholders' Equity....................................... 8
Consolidated Statements of Cash Flows................................................. 9
Notes to Consolidated Financial Statements............................................11

                Report of Ernst & Young LLP, Independent Auditors



The Board of Directors and Shareholders
Sequana Therapeutics, Inc.

We have audited the accompanying consolidated balance sheets of Sequana Therapeutics, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sequana Therapeutics, Inc. as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG LLP

Palo Alto, California
February 6, 1998

                           Sequana Therapeutics, Inc.

                           Consolidated Balance Sheets



                                                                         DECEMBER 31,
                                                                   1997               1996
                                                               ------------       ------------
ASSETS
Current assets:
  Cash and cash equivalents                                    $ 12,683,306       $  9,402,958
  Investment securities, available-for-sale                      43,280,639         43,316,733
  Other current assets                                            2,129,413          2,820,355
                                                               ------------       ------------
Total current assets                                             58,093,358         55,540,046

Furniture and equipment, net                                      8,089,157          8,285,305
Investment in joint venture                                       2,301,140                 --
Notes receivable from officers and employees                        433,247            530,844
Other assets                                                      1,176,376          1,737,075
                                                               ------------       ------------
                                                               $ 70,093,278       $ 66,093,270
                                                               ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                        $  5,983,297       $  3,965,475
  Deferred revenue                                                5,943,730          3,357,936
  Current portion of loans and capital
    lease obligations                                             3,669,697          2,396,523
                                                               ------------       ------------
Total current liabilities                                        15,596,724          9,719,934

Loans and capital lease obligations, less current portion         6,480,926          4,524,311

Commitments

Shareholders' equity:
  Preferred stock, $.001 par value; 5,000,000 shares
    authorized, no shares issued and outstanding                         --                 --
  Common stock, $.001 par value; 50,000,000 shares
    authorized, 10,499,919 and 10,133,243 shares
    issued and outstanding at December 31, 1997
    and 1996, respectively                                           10,499             10,113
  Additional paid-in capital                                     95,050,268         90,611,609
  Notes receivable from shareholders                               (261,892)          (237,040)
  Deferred compensation                                            (747,762)        (1,220,650)
  Unrealized gain on available-for-sale securities                6,420,833                 --
  Accumulated deficit                                           (52,456,318)       (37,315,007)
                                                               ------------       ------------
Total shareholders' equity                                       48,015,628         51,849,025
                                                               ------------       ------------
Total liabilities and shareholders' equity                     $ 70,093,278       $ 66,093,270
                                                               ============       ============


                             See accompanying notes.

                           Sequana Therapeutics, Inc.

                      Consolidated Statements of Operations



                                                          YEARS ENDED
                                                          DECEMBER 31,
                                                    1997               1996
                                                ------------       ------------
Revenues under strategic alliances              $ 19,585,206       $  9,705,048

Operating expenses:
  Research and development                        29,910,548         26,396,844
  Charge for acquisition of in-process
    research and development                              --          3,366,168
  General and administrative                       5,392,843          5,004,604
                                                ------------       ------------
Total operating expenses                          35,303,391         34,767,616
                                                ------------       ------------

Loss from operations                             (15,718,185)       (25,062,568)

Other income (expense):
  Interest income                                  2,680,771          3,276,968
  Interest expense                                  (662,787)          (433,809)
  Equity interest in loss of joint venture        (1,441,110)                --
                                                ------------       ------------
Net loss                                        $(15,141,311)      $(22,219,409)
                                                ============       ============

Basic and diluted net loss per share            $      (1.48)      $      (2.31)
                                                ============       ============

Shares used in computing basic and
  diluted net loss per share                      10,247,830          9,625,286
                                                  ==========          =========


                             See accompanying notes.

                           Sequana Therapeutics, Inc.

                 Consolidated Statements of Shareholders' Equity




                                                  CONVERTIBLE PREFERRED STOCK             COMMON STOCK             ADDITIONAL
                                              ------------------------------------------------------------------    PAID-IN
                                                    SHARES            AMOUNT        SHARES            AMOUNT        CAPITAL
                                              ----------------------------------------------------------------------------------
Balance at December 31, 1995                                -        $      -       8,125,632        $  8,126      $55,484,707
  Issuance of common stock in follow-on
    public offering                                         -               -       1,700,000           1,700       30,035,106
  Issuance of common stock in acquisition                   -               -         158,451             158        3,197,907
  Issuance of common stock                                  -               -          74,445              74        1,268,234
  Issuance of common stock upon exercise
    of options                                              -               -          47,901              48          147,683
  Issuance of common stock on exercise of
    warrants                                                -               -           6,814               7               (7)
  Deferred compensation for issuance of
    stock and options                                       -               -               -               -          477,979
  Amortization of deferred compensation                     -               -               -               -                -
  Repayment of notes receivable                             -               -               -               -                -
  Net loss                                                  -               -               -               -                -
                                              ----------------------------------------------------------------------------------
Balance at December 31, 1996                                -               -      10,113,243          10,113       90,611,609
  Issuance of common stock                                  -               -         219,636             220        3,036,612
  Issuance of common stock upon exercise
    of options, net of repurchases                          -               -          90,245              90          204,022
  Issuance of common stock related to
    Employee Stock Purchase Plan                            -               -          76,795              76          717,025
  Issuance of warrants related to funding
    of joint venture                                        -               -               -               -          481,000
  Amortization of deferred compensation                     -               -               -               -                -
  Collection on notes receivable                            -               -               -               -                -
  Accrued interest on notes receivable                      -               -               -               -                -
  Unrealized gain on available-for-sale
    securities                                              -               -               -               -                -
  Net loss                                                  -               -               -               -                -
                                              ----------------------------------------------------------------------------------
Balance at December 31, 1997                                -        $      -      10,499,919        $ 10,499     $ 95,050,268
                                              ==================================================================================


                                                                                 UNREALIZED
                                                     NOTES                         GAIN ON
                                                   RECEIVABLE                   AVAILABLE-FOR-                          TOTAL
                                                      FROM         DEFERRED          SALE          ACCUMULATED      SHAREHOLDERS'
                                                  SHAREHOLDERS   COMPENSATION     SECURITIES         DEFICIT            EQUITY
                                              -------------------------------------------------------------------------------------
Balance at December 31, 1995                       $ (254,144)   $ (1,368,802)    $         -     $ (15,095,598)     $ 38,774,289
  Issuance of common stock in follow-on
    public offering                                         -               -               -                 -        30,036,806
  Issuance of common stock in acquisition                   -               -               -                 -         3,198,065
  Issuance of common stock                                  -               -               -                 -         1,268,308
  Issuance of common stock upon exercise
    of options                                              -               -               -                 -           147,731
  Issuance of common stock on exercise of
    warrants                                                -               -               -                 -                 -
  Deferred compensation for issuance of
    stock and options                                       -        (477,979)              -                 -                 -
  Amortization of deferred compensation                     -         626,131               -                 -           626,131
  Repayment of notes receivable                        17,104               -               -                 -            17,104
  Net loss                                                  -               -               -       (22,219,409)      (22,219,409)
                                              -------------------------------------------------------------------------------------
Balance at December 31, 1996                         (237,040)     (1,220,650)              -       (37,315,007)       51,849,025
  Issuance of common stock                                  -               -               -                 -         3,036,832
  Issuance of common stock upon exercise
    of options, net of repurchases                          -               -               -                 -           204,112
  Issuance of common stock related to
    Employee Stock Purchase Plan                            -               -               -                 -           717,101
  Issuance of warrants related to funding
    of joint venture                                        -               -               -                 -           481,000
  Amortization of deferred compensation                     -         472,888               -                 -           472,888
  Collection on notes receivable                        8,503               -               -                 -             8,503
  Accrued interest on notes receivable                (33,355)              -               -                 -           (33,355)
  Unrealized gain on available-for-sale
    securities                                              -               -       6,420,833                 -         6,420,833
  Net loss                                                  -               -               -       (15,141,311)      (15,141,311)
                                              -------------------------------------------------------------------------------------
Balance at December 31, 1997                       $ (261,892)   $   (747,762)    $ 6,420,833     $ (52,456,318)     $ 48,015,628
                                              =====================================================================================


                             See accompanying notes.

                           Sequana Therapeutics, Inc.

                      Consolidated Statements of Cash Flows



                                                                   YEARS ENDED
                                                                   DECEMBER 31,
                                                              1997               1996
                                                          ------------       ------------
OPERATING ACTIVITIES
Net loss                                                  $(15,141,311)      $(22,219,409)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                            3,250,808          2,380,897
    Amortization of deferred compensation                      472,888            626,131
    Charge for acquisition of in-process
      research and development and other                            --          3,274,266
    Accrued interest on shareholder notes receivable           (33,355)                --
    Common stock issued in connection with a
      collaboration agreement                                   38,519                 --
    Equity interest in loss of joint venture                 1,441,110                 --
    Change in operating assets and liabilities,
      net of acquisition:
      Other current assets                                     690,942         (1,212,022)
      Accounts payable and accrued expenses                  2,017,822          1,108,020
      Deferred revenue                                       2,585,794          1,046,080
                                                          ------------       ------------
Net cash used in operating activities                       (4,676,783)       (14,996,037)

INVESTING ACTIVITIES
Purchases of investment securities                         (45,523,152)       (52,737,763)
Sales and maturities of investment securities               51,980,079         37,246,053
Investment in joint venture                                 (3,261,250)                --
Purchases of furniture and equipment                        (3,054,660)        (2,402,076)
Other assets                                                   560,699         (1,522,468)
Notes receivable from employees                                 97,597            (67,844)
                                                          ------------       ------------
Net cash provided by (used in) investing activities            799,313        (19,484,098)

FINANCING ACTIVITIES
Issuance of common stock, net                                3,919,526         31,452,845
Proceeds from notes payable                                  6,000,000          1,000,000
Repayments of loans and capital lease obligations           (2,770,211)        (2,099,544)
Other financing activities                                       8,503             17,104
                                                          ------------       ------------
Net cash provided by financing activities                    7,157,818         30,370,405
                                                          ------------       ------------

Increase (decrease) in cash and cash equivalents             3,280,348         (4,109,730)
Cash and cash equivalents at beginning of year               9,402,958         13,512,688
                                                          ------------       ------------
Cash and cash equivalents at end of year                  $ 12,683,306       $  9,402,958
                                                          ============       ============


                             See accompanying notes.

                           Sequana Therapeutics, Inc.

                                                             YEARS ENDED
                                                             DECEMBER 31,
                                                         1997           1996
                                                       --------      ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid                                          $624,050      $  421,830
                                                       ========      ==========

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Equipment acquired under capital leases and loans      $     --      $3,751,046
                                                       ======        ==========

Warrants issued in connection with formation
  of joint venture                                     $481,000      $       --
                                                       ========      ========


                             See accompanying notes.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY

Sequana Therapeutics, Inc. (Sequana or the Company) is a genomics company that uses industrial-scale gene discovery technology and functional genomics to discover and characterize genes that cause certain common diseases. The Company's gene discovery methodology is based on positional cloning, a method that uses statistical analysis of disease inheritance patterns to isolate disease genes. The Company has ongoing discovery programs in asthma, diabetes, obesity, osteoporosis, schizophrenia, manic depression, and other disease areas. The Company believes that identification of disease genes and determination of their biological function will provide insights into the causes of common diseases and may facilitate the development of novel prognostic, diagnostic, and therapeutic products.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, NemaPharm, Inc. (NemaPharm), since the date of acquisition (see Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company generally invests its excess cash in U.S. government securities, high-credit quality commercial paper, certificates of deposit, and money market accounts. Such investments are made in accordance with the Company's investment policy which establishes guidelines relative to diversification and maturities designed to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT SECURITIES

The Company classifies its investment securities as available-for-sale. Such securities are carried at estimated fair value with unrealized gains and losses, if any, reported as a separate component of shareholders' equity. The cost of investment securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in interest income. Realized gains and losses are also included in interest income. The cost of securities sold is based on the specific identification method.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost and depreciated over the estimated useful lives of the assets (generally four to seven years) on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets. Amortization of equipment under capital leases is reported with depreciation of furniture and equipment.

RESEARCH AND DEVELOPMENT REVENUE AND EXPENSES

Revenue under strategic alliances is recognized as research activities are performed over the term of the agreements and upon the achievement of certain milestones. Revenues for cost reimbursement are recognized as the related costs are incurred. Advance payments received in excess of amounts earned are classified as deferred revenue. Research and development costs are expensed as incurred.

STOCK-BASED COMPENSATION

In 1996, the Company implemented the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Under FAS 123, the Company will continue to account for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and will provide pro forma disclosures of net income and earnings per share as if the fair value basis method prescribed in FAS 123 had been applied in measuring compensation expense.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128), which requires the Company to simplify the calculation of earnings per share and achieve comparability with the recently issued International Accounting Standard No. 33, "Earnings Per Share." FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods presented have been restated, where appropriate, to conform to FAS 128.

Basic earnings per share is computed based on the weighted average number of the Company's common stock outstanding. In addition, there were other dilutive securities outstanding in the form of options and warrants to purchase 1,323,672 and 888,888 shares of common stock at December 31, 1997 and 1996, respectively. These shares, which would normally be included in the computation of dilutive earnings per share, were not included in that computation because the effect would be antidilutive.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS
130). FAS 130 established standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements and is effective for fiscal years beginning after December 15, 1997. The Company believes that adoption of FAS 130 will not have a material impact on the Company's consolidated financial statements.

In June 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131). FAS 131 changes the way companies report selected segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. FAS 131 is effective for fiscal years beginning after December 15, 1997. The Company has not yet reached a conclusion as to the appropriate segments, if any, it will be required to report to comply with FAS 131.

2. AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

On November 2, 1997, the Company and Arris Pharmaceutical Corporation (Arris) entered into an Agreement and Plan of Merger and Reorganization (the Merger Agreement) providing for the acquisition of the Company by Arris. Under the terms of the Merger Agreement, a wholly owned subsidiary of Arris will be merged with and into Sequana, with Sequana to be the surviving corporation. Upon the completion of the merger, Sequana will become a wholly owned subsidiary of Arris.

On January 8, 1998, the shareholders of the respective companies approved the issuance of Arris common stock under the Merger Agreement. In accordance with the agreement, Arris issued approximately 14,620,000 shares of Arris common stock in exchange for all the outstanding common stock of the Company on the basis of 1.35 shares of Arris common stock for one share of Sequana common stock.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3. ACQUISITION

On October 15, 1996, the Company acquired all of the outstanding capital stock of NemaPharm, a drug discovery company, through the issuance of approximately 158,000 shares of the Company's common stock and options to acquire 38,000 shares of the Company's common stock. The acquisition was accounted for under the purchase method, and accordingly, the consolidated financial statements include the operations of NemaPharm from the date of its acquisition. The aggregate cost of NemaPharm of approximately $3.4 million was charged to acquired in-process research and development during 1996. The operations of NemaPharm had no material effect on the pro forma combined results of operations of the Company and NemaPharm for the periods preceding the Company's acquisition.

4. CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES

The Company holds an equity investment in Aurora Biosciences Corporation (Aurora), which is included in the investment securities balance at December 31, 1997 and 1996 and is classified as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

Aurora completed its initial public offering in June 1997, and as of December 31, 1997, the Company reported an unrealized gain of $6.4 million on its investment in Aurora. The unrealized gain represents the excess of the fair value of Sequana's investment over the original cost ($1.5 million) and is reported as a separate component of shareholders' equity.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



4. CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES (CONTINUED)

For the remaining portion of the Company's portfolio (certificates of deposit, corporate notes, and U.S. government securities), the estimated fair value recorded approximates amortized cost. The estimated fair value of the Company's available-for-sale securities by type is as follows:

                                                    DECEMBER 31,
                                               1997             1996
                                            -----------      -----------
        Cash and cash equivalents:
          Cash                              $ 1,891,856      $   121,704
          Money market funds                  5,119,111        7,203,632
          Corporate notes                     4,672,339        2,077,622
          U.S. government securities          1,000,000               --
                                            -----------      -----------
                                            $12,683,306      $ 9,402,958
                                            ===========      ===========

        Investment securities:
          Certificates of deposit           $ 2,797,918      $ 8,995,975
          Corporate notes                    14,110,663       12,441,960
          U.S. government securities         18,497,058       20,424,631
          Equity securities of Aurora         7,875,000        1,454,167
                                            -----------      -----------
                                            $43,280,639      $43,316,733
                                            ===========      ===========

The estimated fair value of cash equivalents and investment securities, excluding cash and equity securities, classified by date of maturity is as follows:

                                                    DECEMBER 31,
                                               1997             1996
                                            -----------      -----------
          Due within one year               $33,095,480      $36,568,934
          Due after one year                 13,101,609       16,029,053
                                            -----------      -----------
                                            $46,197,089      $52,597,987
                                            ===========      ===========

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5. FURNITURE AND EQUIPMENT

Furniture and equipment comprise the following:

                                                       DECEMBER 31,
                                                  1997             1996
                                               -----------      -----------
        Office furniture and equipment         $   891,507      $   559,336
        Computer and scientific equipment       13,693,980       11,318,393
        Leasehold improvements                     926,878          579,976
                                               -----------      -----------
                                                15,512,365       12,457,705
        Less accumulated depreciation and
          amortization                           7,423,208        4,172,400
                                               -----------      -----------
        Furniture and equipment, net           $ 8,089,157      $ 8,285,305
                                               ===========      ===========

Included in furniture and equipment at December 31, 1997 and 1996 is equipment under capital leases and loans aggregating $9.3 million, all of which is pledged as security pursuant to the Company's equipment financing agreements. Accumulated amortization with respect to such equipment totaled $6.0 million and $3.7 million at December 31, 1997 and 1996, respectively.

6. NOTES RECEIVABLE FROM OFFICERS AND EMPLOYEES

Notes receivable consist primarily of loans made to certain officers and employees to facilitate their relocation. Such notes accrue interest at the applicable federal rate, as adjusted yearly, and are due upon demand. The notes are secured by approximately 88,000 shares of common stock and options to purchase 219,000 shares of common stock at December 31, 1997.

7. LOAN AND LEASE OBLIGATIONS

The Company leases its facilities under operating leases that generally provide for annual cost-of-living related increases. Certain equipment is leased under operating and capital leases. Total rent expense under operating leases was $2.8 million and $2.1 million for the years ended December 31, 1997 and 1996, respectively.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7. LOAN AND LEASE OBLIGATIONS (CONTINUED)

In October 1996, the Company entered into a credit agreement with a bank which, subject to compliance with certain financial covenants and conditions, may be used by the Company to finance up to $7 million of capital expenditures or other working capital requirements through September 1997. Included in loans and capital lease obligations at December 31, 1997 and 1996 were $6.6 million and $1 million, respectively, of loans obtained pursuant to this agreement. The agreement provides for equal principal installments over a four-year period, commencing in September 1997, along with interest based on Eurodollar rates.

Minimum future obligations due under the Company's operating and capital leases and loans as of December 31, 1997 are as follows:

                                                   CAPITAL
                                                  LEASES AND       OPERATING
        YEARS ENDED DECEMBER 31,                    LOANS           LEASES
        --------------------------------------   -----------      ----------
        1998                                     $ 3,840,286      $1,419,408
        1999                                       3,202,652       1,381,354
        2000                                       2,031,628       1,330,669
        2001                                       1,312,500       1,370,589
        2002                                              --              --
                                                 -----------      ----------
        Total minimum lease payments              10,387,066      $5,502,020
                                                                  ==========
        Less amount representing interest            236,443
                                                 -----------
        Present value of capital lease and
          loan payments                           10,150,623
        Less current portion                       3,669,697
                                                 -----------
        Long-term obligations under capital
          leases and loans                       $ 6,480,926
                                                 ===========

COMMON STOCK

In connection with a strategic alliance entered into during October 1997, Warner-Lambert Company made a $2 million private equity investment in the Company, purchasing 151,297 shares of common stock at a price of $13.22 per share.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7. LOAN AND LEASE OBLIGATIONS (CONTINUED)

COMMON STOCK (CONTINUED)

In February 1997, pursuant to terms of the strategic alliance agreement with the Company, Corange International, Ltd. made a $1.25 million private equity investment in the Company, purchasing 56,849 shares of common sock at a price of $21.99 per share.

In March 1996, the Company raised net proceeds of $30 million through a follow-on public offering of its common stock.

8. SHAREHOLDERS' EQUITY

DEFERRED COMPENSATION

The Company has recorded deferred compensation for the difference between the price per share of certain stock sold and stock options granted and deemed fair value of such shares for accounting purposes. Deferred compensation is amortized to expense over the vesting period of the related stock and options. The Company recorded deferred compensation of approximately $1.3 million in connection with the issuance of 208,333 shares of common stock to the Company's President and Chief Executive Officer (in exchange for a $187,500 promissory note) and the sale of 86,805 shares of common stock to two affiliated shareholders for $78,125 in March 1995. The promissory note bears interest at 7.2%, is secured by the 208,333 shares of common stock, and becomes due and payable upon the occurrence of certain events. Such shares vest over a four-year period, with the unvested shares subject to repurchase by the Company at the original issue price in the event of this employee's termination.

STOCK WARRANTS

At December 31, 1997, the Company had outstanding warrants to purchase an aggregate of 461,471 shares of the Company's common stock. The warrants are exercisable at prices ranging from $3.00 to $24.00 per share and expire at various dates through 2007.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS

In April 1994, the Company adopted the 1994 Incentive Stock Plan (the Plan), under which, as amended, 1,563,125 shares of the Company's common stock were reserved for issuance. The Plan provides for the grant of incentive stock options to employees and nonstatutory stock options to employees and consultants. Options under the Plan have a ten-year term and generally vest over four years. The exercise price of incentive stock options must equal at least the fair market value on the date of grant, and the exercise price of nonstatutory stock options is as determined by the Board of Directors.

During 1995, the Company adopted the 1995 Director Option Plan (the Director
Plan), under which, as amended, 225,000 shares of the Company's common stock were reserved for issuance to all nonemployee members of the Board of Directors. The Director Plan provides for the automatic grant of an option to purchase shares of the Company's common stock at the time the nonemployee joins the Board of Directors. The options have a ten-year term, an exercise price equal to the fair market value of the common stock on the date of grant, and vest over four years.

At December 31, 1997, options to purchase 118,000 shares of the Company's common stock were granted and outstanding under the Director Plan with a weighted average exercise price of $13.87 per share.

Pro forma information regarding net loss and net loss per share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the alternative fair value method provided for in FAS 123. The fair value for these options was estimated as of the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997 and 1996: risk-free interest rates of 6.13% and 6.39%, volatility factors of the expected market price of the Company's common stock of 0.62% and 0.61%, and a weighted average expected life of the options of 4.62 and 5 years. The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 was $9.01 and $10.06, respectively.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in highly subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss and pro forma net loss per share totaled approximately $16.0 million and $1.56 per share and $23.4 million and $2.43 per share, respectively, for the years ended December 31, 1997 and 1996. The pro forma results are not likely to be representative of the effects of applying FAS 123 on the reported net income or loss for future years as these amounts reflect the expense associated with only one or two years of vesting.

The following table summarizes stock option activity under the Plan and related information through December 31, 1997:

                                                     WEIGHTED
                                                     AVERAGE
                                       NUMBER        EXERCISE
                                     OF OPTIONS       PRICE
                                     ----------      --------
Outstanding at December 31, 1995       322,809       $  4.87
  Granted                              571,099       $ 15.95
  Exercised                            (47,901)      $  3.08
  Canceled                             (68,590)      $  9.02
                                      --------
Outstanding at December 31, 1996       777,417       $ 12.75
  Granted                              377,364       $ 12.77
  Exercised                            (79,763)      $  2.58
  Canceled                            (143,727)      $  8.01
                                      --------
Outstanding at December 31, 1997       931,291       $ 13.30
                                      ========

At December 31, 1997, options to purchase an aggregate of 554,377 shares of common stock were exercisable under the Plan at a weighted average exercise price of $13.02 per share, and options to purchase 576,002 shares of common stock were available for future grant.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8. SHAREHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

The following table summarizes information about stock options outstanding under the Company's plans at December 31, 1997:

                     OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                   ---------------------------------------- --------------------------
                                  WEIGHTED
       RANGE                       AVERAGE     WEIGHTED                    WEIGHTED
        OF            NUMBER      REMAINING     AVERAGE        NUMBER       AVERAGE
     EXERCISE           OF       CONTRACTUAL   EXERCISE          OF        EXERCISE
      PRICES          OPTIONS       LIFE         PRICE         OPTIONS       PRICE
-------------------------------------------------------------------------------------
  $ 0.01 - $ 3.00      93,218       7.67        $ 1.68          80,209      $ 1.81
  $ 9.00 - $13.00     335,749       9.20        $11.65         178,878      $11.61
  $15.25 - $16.75     418,241       9.13        $15.72         224,012      $15.69
  $18.50 - $24.12      84,083       9.20        $20.77          71,278      $20.79
                      -------                                  -------
  $ 0.01 - $24.12     931,291       9.02        $13.30         554,377      $13.02
                      =======                                  =======

EMPLOYEE STOCK PURCHASE PLAN

During 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the Purchase Plan) under which 200,000 shares of the Company's common stock were reserved for issuance. The Purchase Plan provides for all eligible employees to purchase the Company's common stock through payroll deductions at a price equal to 85% of the lesser of the fair market value per share on the start date of each overlapping two-year offering period or on the date on which each semiannual purchase period ends. The Purchase Plan will terminate in May 2005. As of December 31, 1997, 76,795 shares of common stock have been issued pursuant to the Purchase Plan.

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

Common stock reserved for future issuance is as follows at December 31, 1997:

        Outstanding warrants                                  461,471
        1994 Incentive Stock Plan                             637,201
        1995 Director Option Plan                             225,000
        1995 Employee Stock Purchase Plan                      81,592
                                                            ---------
                                                            1,405,264
                                                            =========

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



9. STRATEGIC ALLIANCES

BOEHRINGER INGELHEIM

In June 1997, the Company expanded its strategic alliance with Boehringer Ingelheim in the area of asthma. Under terms of the expanded alliance, Boehringer Ingelheim doubled its level of research funding to the Company to support additional research into asthma-related genes. The increased funding support was effective retroactively to January 1, 1997 and continues through the term of the original five-year agreement, subject to certain rights of early termination. The Company recognized revenue of $8.1 and $4.1 million in the years ended December 31, 1997 and 1996, respectively, under this alliance. Boehringer Ingelheim has the right to terminate the agreement (subject to certain notification requirements) beginning in June 1998 or earlier in the event the Company is acquired by another pharmaceutical company.

CORANGE

In June 1995, the Company and Corange International, Ltd. (Corange), the parent company of Boehringer Mannheim GmbH, entered into a five-year strategic alliance in the area of osteoporosis. Corange made a nonrefundable payment of $1 million to the Company, and an investment fund affiliated with Corange made an equity investment of $1 million in the Company. The Company receives ongoing payments for research support and may receive additional milestone payments and royalties on sales of diagnostic and therapeutic products resulting from the alliance. Corange is also obligated to purchase $1.25 million in shares of the Company's common stock for each of the next three years at a purchase price equal to 135% of an average per share market price. In accordance with the agreement, Corange purchased 56,849 and 37,538 shares of the Company's common stock during 1997 and 1996, respectively. The Company recognized revenue totaling $2.1 million and $2.5 million in the years ended December 31, 1997 and 1996, respectively, under this alliance. Corange has the right to terminate the agreement (subject to certain notification requirements) beginning in February 1998 or earlier in the event the Company is acquired by another pharmaceutical company.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



9. STRATEGIC ALLIANCES (CONTINUED)

WARNER-LAMBERT COMPANY

On October 31, 1997, the Company entered into a five-year strategic alliance with the Warner-Lambert Company (Warner-Lambert) aimed at developing novel therapeutic products for the treatment of schizophrenia and bipolar disorder. The alliance will combine the Company's research capabilities in the areas of gene discovery, functional genomics, bioinformatics, and screening with Warner-Lambert's research, development, and clinical expertise. Under the terms of the alliance, Warner-Lambert paid the Company a nonrefundable up-front fee of $2 million and made a $2 million equity investment in the Company. The Company will also receive ongoing payments for research support and may receive additional payments upon achievement of certain milestones and royalties on the sale of small molecule therapeutic products that may result from the alliance. Under the agreement, Warner-Lambert was granted exclusive worldwide rights to develop and commercialize small molecule therapeutic products, while the Company retains certain rights to develop and commercialize diagnostic, pharmacogenetic, and nonsmall molecule therapeutic products. The strategic alliance may be extended by Warner-Lambert for up to three additional one-year periods. Warner-Lambert has certain rights of early termination, including a right, in the event certain conditions are not met, to terminate the research program during the thirty-day period commencing on the first anniversary of the proposed change in control transactions discussed further in Note 2 of Notes to Consolidated Financial Statements.

10. INVESTMENT IN JOINT VENTURE

In January 1997, the Company and Memorial Sloan-Kettering Cancer Center (MSKCC) formed Genos Biosciences, Inc. (Genos), a joint venture focused on the research and identification of genes and related genetic information of value in the prognosis, diagnosis, and possible treatment of certain common cancers. The Company and MSKCC each own 50% of Genos and have committed to make capital contributions of approximately $5 million each to fund its initial operations. The Company invested approximately $3.5 million in Genos during 1997, and Sequana's remaining capital contribution is expected to be funded in early 1998. The investment in Genos is accounted for under the equity method. Terms of the joint venture agreement provide MSKCC a right of termination, under certain conditions, in the event of a change in control of the Company.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



9. STRATEGIC ALLIANCES (CONTINUED)

Under terms of the agreement, the Company licensed certain of its technology to Genos and has contracted with Genos to conduct research and provide certain other services to the joint venture. Payments to date for such research and services have not been material.

In connection with the formation of Genos, the Company sold a warrant to MSKCC to purchase 350,000 shares of the Company's common stock, exercisable at a price of $17.38 per share. The Company's Chairman of the Board, Chief Executive Officer, and Chief Financial Officer are members of the Board of Directors of Genos.

11. INCOME TAXES

At December 31, 1997, the Company had federal and California income tax net operating loss carryforwards of approximately $43,500,000 and $2,200,000, respectively. The difference between the federal and California tax loss carryforwards is primarily attributable to the capitalization of research and development expenses for California income tax purposes and the fifty percent limitation on California loss carryforwards.

The federal and California tax loss carryforwards will begin to expire in 2008 and 1998, respectively, unless previously utilized. The Company also has federal and California research tax credit carryforwards of approximately $1,600,000 and $600,000, respectively, which will begin to expire in 2008 unless previously utilized.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited because of cumulative changes in ownership of more than 50% that have occurred. However, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

                           SEQUANA THERAPEUTICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities are shown below. A valuation allowance of $21,800,000 has been recognized to offset the deferred tax assets, as realization of such assets is uncertain.

                                                               DECEMBER 31,
                                                         1997               1996
                                                     ------------       ------------
Deferred tax liability - tax over book               $    300,000       $    298,000
depreciation
Deferred tax assets:
  Net operating loss carryforwards                     14,900,000         11,313,000
  Research and development credits                      2,000,000          1,199,000
  Capitalized research and development                  3,700,000          1,822,000
  Other                                                 1,500,000            197,000
                                                     ------------       ------------
Total deferred tax assets                              22,100,000         14,531,000
    Valuation allowance for deferred tax assets       (21,800,000)       (14,233,000)
                                                     ------------       ------------
Net deferred tax assets                                   300,000            298,000
                                                     ------------       ------------
Net deferred tax liabilities (assets)                $         --       $         --
                                                     ============       ============

12. 401(k) PROFIT SHARING PLAN

The Company maintains a 401(k) profit sharing plan that allows substantially all employees to contribute up to 15% of their salary, subject to annual limitations. The Board of Directors may, at its sole discretion, approve company contributions. To date, there have been no company contributions under the plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AXYS PHARMACEUTICALS, INC.
                                        --------------------------
                                               (Registrant)

Date: February 21, 2000
                                               By: /s/ Kathleen Stafford
                                                   --------------------------
                                                   Kathleen Stafford
                                                   Sr. VP and CFO
                                                   (Chief Accounting Officer)